EXHIBIT 24

TBS INTERNATIONAL LIMITED
POWER OF ATTORNEY
OF DIRECTORS OR OFFICERS

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors or officers of TBS International Limited, a Bermuda company (the "Company"), or one or more of the Company's other subsidiaries , does hereby make, constitute and appoint Joseph E. Royce and Ferdinand V. Lepere and each or any one of them, as his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, to sign and affix his or her name as such director or officer of the Company to the universal shelf registration statement of the Company on Form S-3 (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), and the Companies Act of 1981 of Bermuda (the "Companies Act") the securities of the Company, if any, given by the Company to be issued and sold from time to time, including the power and authority to sign any and all amendments or any and all post-effective amendments to such Registration Statement, or registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, the Registrar of Companies in Bermuda and any other regulatory body pertaining to the Registration Statement or the securities covered thereby, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable the Company to comply with the Companies Act, the Securities Act or the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof.

IN WITNESS WHEREOF, the undersigned have signed this Power of Attorney as of the 29 day of June, 2007.

/s/ Joseph E. Royce Joseph E. Royce	/s/ Ferdinand V. Lepere Ferdinand V. Lepere

/s/ Anthony J. Gentile Anthony J. Gentile	/s/ Gregg L.McNelis Gregg L.McNelis

/s/ Randee E. Day Randee E. Day	/s/ Peter S. Shaerf Peter S. Shaerf

/s/ William P. Harrington William P. Harrington	/s/ James W. Bayley James W. Bayley